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                           EXHIBIT 21- SUBSIDIARIES



                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION





Name*                              Jurisdiction of Incorporation
-----                              -----------------------------

Community Trust Bank                          Georgia

Metroplex Appraisals, Inc.                    Georgia

Community Loan Company                        Georgia

Cash Transactions, LLC                        Georgia



____________________________
* The legal name of the subsidiary is the name under which the subsidiary does business.